UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 25, 2003

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	33-64304	81-0331430

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT

(Address of principal executive offices)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure.

On February 25, 2003, First Interstate BancSystem, Inc. issued a revised fourth quarter 2002 performance report and shareholders’ letter (“Shareholders’ Letter”) to holders of common stock of the Company as of December 31, 2002. Subsequent to its original issuance of the fourth quarter 2002 Shareholders’ Letter on January 22, 2003, the Company discovered the value of a corporate owned aircraft, which is held for sale, had declined $300,000, net of tax effect, at December 31, 2002. The revised Shareholders’ Letter explains the adjustment and presents all previously reported income statement accounts, balance sheet accounts and performance ratios affected by the adjustment.

The revised Shareholders’ Letter is attached as Exhibit 99 to this Current Report on Form 8-K.

Item 7.	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibit 99 — Fourth Quarter 2002 Revised Shareholders’ Letter

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2003

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ LYLE R. KNIGHT

Lyle R. Knight President and Chief Operating Officer